Exhibit 99.1

For Immediate Release	Contacts:
(Media and Investor Relations) Mark Spiecker (303) 268-6545

Adelphia Announces Order Entered Confirming its Plan of Reorganization

Distribution Record Dates to be Set

Greenwood Village, Colo., January 5, 2007 –Adelphia Communications Corporation (OTC: ADELQ) announced today that the United States Bankruptcy Court for the Southern District of New York entered an order confirming the First Modified Fifth Amended Joint Chapter 11 Plan of Reorganization of Adelphia Communications Corporation and Certain Affiliated Debtors.  Under the Federal Rules of Bankruptcy Procedure, the order is subject to a stay pending appeal, which will expire on January 16, 2007, unless an additional stay is granted by an appellate court.  If no additional stay is issued, Adelphia expects the Plan of Reorganization to become effective on January 17, 2007.

Adelphia intends to set the close of business on January 10, 2007 as the record date for distributions for holders of claims in the Bank Claims Classes, Trade Claims Classes, and Other Unsecured Claims Classes.  Adelphia intends to set the record date for holders of claims in Notes Claims Classes and holders of Equity Interests as the close of business on January 17, 2007.  These record dates are subject to change if the Plan is not effective on or about January 17, 2007.

William T. Schleyer, Chairman and Chief Executive Officer of Adelphia remarked that “the entry of the confirmation order is another major milestone in our over four and a half year journey to resolve the Adelphia bankruptcy and deliver the maximum possible recovery to Adelphia’s stakeholders.  We could not have achieved confirmation without the cooperation of the stakeholders and the hard work of the many dedicated Adelphia employees and outside professionals.  We look forward to the Plan going effective and being able to put the substantial recoveries we have achieved in the hands of our stakeholders.”

The effectiveness of the Plan of Reorganization is subject to a number of conditions, many of which are outside the control of Adelphia, and there can be no assurance as to whether or when the Plan will become effective.

About Adelphia

Prior to the sale of substantially all of the consolidated assets of Adelphia to Time Warner NY Cable LLC (“TW NY”) and Comcast Corporation (“Comcast”) on July 31, 2006 (the “Sale Transaction”), Adelphia Communications Corporation was the fifth largest cable television company in the country. It served customers in 31 states and offered analog and digital video services, high-speed Internet access and other advanced services over its broadband networks.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements. All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected sources and uses of cash, income tax positions, indemnification obligations and any post-closing purchase price adjustments related to the Sale Transaction with TW NY and Comcast, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) and future course of the Company’s pending bankruptcy proceeding, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions, are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the potential costs and impacts of the transactions and obligations associated with the Sale Transaction with TW NY and Comcast, whether and on what timetable a plan of reorganization under Chapter 11 of the Bankruptcy Code will be consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the sale of the Company’s assets and those discussed under Item 1A, “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and in the Company’s Second Disclosure Statement Supplement, filed with the Bankruptcy Court on October 16, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com. Information contained on the Company’s Internet website is not incorporated by reference into this press release. Many of these factors are outside of the Company’s control.

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